                                                                    EXHIBIT 4.10

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SECTION 501(A)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SUCH NOTES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

     THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1271-1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES MAY BE OBTAINED BY CONTACTING THE ISSUER'S INVESTORS RELATIONS DEPARTMENT, TELEPHONE NO. (770) 393-0199.



                  [Remainder of Page Intentionally Left Blank]

                                                             Principal Amount $0

No. 1

                                                           CUSIP NO. 698940 AD 5

               10 1/2% Senior Subordinated Discount Note due 2007


          Paragon Health Network, Inc., a Delaware corporation promises to pay to Cede & Co., or registered assigns, the principal sum of Zero Dollars on November 1, 2007.

          Interest Payment Dates: May 1 and November 1.

          Record Dates: April 15 and October 15.

          This Note shall not bear interest prior to November 1, 2002. From November 4, 1997 through November 1, 2002, the Accreted Value of this Note will increase as specified on the reverse side hereof.

          Additional provisions of this Note are set forth on the other side of this Note.


Dated:  November 4, 1997                PARAGON HEALTH NETWORK, INC.


                                        By: /s/ Keith B. Pitts
                                            ----------------------------------
                                             Keith B. Pitts
                                             Chairman, President and
                                             Chief Executive Officer


                                        By: /s/ Charles B. Carden
                                            -----------------------------------
                                             Charles B. Carden
                                             Executive Vice President and
                                             Chief Financial Officer


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY
as Trustee, certifies that this
is one of the Notes referred to
in the Indenture.


By /s/ Terrence Rawlins
----------------------------------
 Authorized Signatory                              November 4, 1997

               10 1/2% Senior Subordinated Discount Note due 2007

1.   Interest
     --------

          Paragon Health Network, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company")) promises to pay interest on the principal amount of this Note as described below.

          The 10 1/2% Senior Subordinated Discount Notes due 2007 (the "Notes") will accrete in value until November 1, 2002 at a rate of 10.57% per annum, compounded semi-annually, to an aggregate principal amount of $294,000,000.
Cash interest will not accrue on the Notes prior to November 1, 2002. Thereafter, interest will accrue at the rate of 10 1/2% per annum and will be payable semi-annually in cash and in arrears to the Holders of record on each April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing May 1, 2003. Cash interest on the Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from November 1, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.   Method of Payment
     -----------------

          By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on the Notes is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the interest payment date even if the Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Trustee, Paying Agent and Registrar
     -----------------------------------

          Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation ("Trustee"), will act as Trustee, Paying Agent and Registrar. IBJ Schroder Bank & Trust Company will also act as the Trustee for $275,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes"). The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

          The Company issued the Notes under an Indenture dated as of November 4, 1997 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee.
The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
                                                                     ------
(S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are general unsecured senior subordinated obligations of the Company limited to $294 million aggregate principal amount (subject to Section 310 of the Indenture). This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends on, and the purchase or redemption of, Capital Stock of the Company and its Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, investments of the Company and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.   Optional Redemption
     -------------------

          The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on and after November 1, 2002 and prior to maturity, upon not less than 30 nor more than 90 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of the Accreted Value thereof), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period beginning on November 1 of the years indicated below:

     Year                                 Redemption Price
     ----                                 ----------------

     2002...............................     105.250%
     2003...............................     103.500%
     2004...............................     101.750%
     2005 and thereafter................     100.000%

          In addition, at any time and from time to time prior to November 1, 2000, the Company may redeem up to 33-1/3% of the originally issued principal amount at maturity of Notes at a redemption price equal to 110.5% of the Accreted Value at the redemption date of the Notes so redeemed with the net proceeds of one or more Equity Offerings by the Company; provided, however, that at least 50% of the originally issued principal amount at maturity of Notes must remain outstanding immediately after each such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

          The aggregate principal amount of the Notes and the Senior Subordinated Notes to be redeemed shall be allocated by the Company between the Notes and the Senior Subordinated Notes in the Company's sole discretion.

6.   Notice of Redemption
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.   Put Provisions
     --------------

          Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.   Subordination and Ranking
     -------------------------

          The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose. The Notes and the Senior Subordinated Notes will in all respects rank pari passu with each other and with all other Senior Subordinated Indebtedness of the Company.

9.   Denominations; Transfer; Exchange
     ---------------------------------

          The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of (i) any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10.  Persons Deemed Owners
     ---------------------

          The registered holder of this Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Defeasance
     ----------

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be. The Company in its sole discretion can defease either or both of the Notes and the Senior Subordinated Notes.

13.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to provide for the issuance of Exchange Notes.

          The Notes and the Senior Subordinated Notes will vote together as a single class of securities under the Indenture with respect to matters on which Holders are required or permitted to vote.

14.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due (whether or not such payment is prohibited by Article 13 of the Indenture), continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article 13 of the Indenture, (iii) the failure by the Company to comply with its obligations under
Section 801 of the Indenture, (iv) the failure by the Company to comply for 30 days after written notice with any of its obligations under Section 1016 of the Indenture or Sections 1003, 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1017, 1019
or 1020 of the Indenture (in each case, other than a failure to purchase Notes when required under Sections 1016 or 1017 of the Indenture), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indentures, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, (viii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $20.0 million against the Company or a Significant Subsidiary that is not discharged, bonded or insured by a third Person if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed or (ix) the failure of any Guarantee of the Notes by a Guarantor made pursuant to Section 1020 of the Indenture to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Guarantor of its obligations under the Indenture or any such Guarantee if such Default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the outstanding applicable Notes may declare all such Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.  Authentication
     --------------

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.  Registration Rights
     -------------------

          The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of November 4, 1997 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers named therein. In the event that either (i) an Exchange Offer Registration Statement is not filed with the SEC on or prior to 60 days after the Issue Date, (A) an Exchange Offer Registration Statement or a Shelf Registration Statement is not declared effective within 150 days after the Issue Date, or (B) the Exchange Offer is not consummated on or prior to 180 days after the Issue Date in respect of tendered Notes and a Shelf Registration Statement has not been declared effective or a Shelf Registration Statement is filed and declared effective within 150 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 45 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses
(A) and (B), a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities (as defined in the Registration Rights Agreement), during the period of one or more such Registration Defaults, in an amount equal to $.192 per week per $1,000 Accreted Value of the Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be, provided that, except in certain limited circumstances, the Company's obligation to pay liquidated damages will terminate upon consummation of the Exchange Offer. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

19.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  Governing Law
     -------------

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY
LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture. Requests may be made to:

                    Paragon Health Network, Inc.
                    One Ravinia Drive, Suite 1500
                    Atlanta, GA  30346

                    Attention of General Counsel



                  [Remainder of Page Intentionally Left Blank]

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          I or we assign and transfer this Note to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________    Your Signature:___________________

Signature Guarantee:______________________________
                    (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

     1[_]      acquired for the undersigned's own account, without transfer; or


     2[_]      transferred to the Company; or


     3[_] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or


     4[_] transferred pursuant to an effective registration statement under the Securities Act of 1933; or


     5[_] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or


     6[_] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
               1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears on the reverse side of this Note); or

     7[_] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                        ______________________________
                                                    Signature
Signature Guarantee:

_________________________________       ______________________________
 (Signature must be guaranteed)                     Signature


____________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

          The following increases or decreases in this Global Note have been made:

                                                                              Principal Amount of this     Signature of authorized
Date of    Amount of decrease in Principal  Amount of increase in Principal   Global Note following        signatory of Trustee or
Exchange   Amount of this Global Note       Amount of this Global Note        such decrease or increase    Notes Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                      [_]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date: __________   Your Signature ______________________________________________
                                  (Sign exactly as your name appears on the
                                   other side of the Note)

Signature Guarantee: _______________________________________
                         (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.

Form of Certificate To Be Delivered in Connection with Transfers to Institutional Accredited Investors

                              [date]


     PARAGON HEALTH NETWORK, INC.
     c/o IBJ Schroder Bank & Trust Company, as Trustee
     1 State Street, 11th Floor
     New York, New York  10004
     Attention:  Corporate Trust Administration

Ladies and Gentlemen:

          This certificate is delivered to request a transfer of $__________ principal amount of the 10 1/2% Senior Subordinated Discount Notes due 2007 (the "Notes") of Paragon Health Network, Inc. (the "Company").

          Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

          Name:
          Address:
          Taxpayer ID Number:

          The undersigned represents and warrants to you that:

          (1) We are an institutional "accredited investor" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          (2) We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property
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of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                              TRANSFEREE:

                              BY:

Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

                                                       TAXPAYER ID
     NAME                     ADDRESS                     NUMBER:
     ----                     -------                     -------


Very truly yours,

[Name of Transferor]


By:______________________________    _________________________________
 Name:                               Signature Medallion Guaranteed
 Title: